UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 24, 2017

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Countryside Drive Belleville, Wisconsin 53508
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2017, Duluth Holdings Inc. (the “Company”) issued a press release reporting the appointment of Dave Loretta as Senior Vice President and Chief Financial Officer effective July 24, 2017.  In addition to holding the management responsibilities as described in the press release, Mr. Loretta will serve as the Company’s principal financial and accounting officer for SEC reporting purposes.  Effective July 24, 2017, Mr. Loretta will replace Mark M. DeOrio in such capacities, who announced his retirement on May 30, 2017.  Mr. DeOrio will continue to be employed by the Company until his retirement, which will be an agreed upon date between Mr. DeOrio and the Company but no later than December 31, 2017.

Mr. Loretta, age 49, served four years as President and Chief Financial Officer of Nordstrom Bank and led all financial and operating functions of their proprietary card operations.  During his tenure, Mr. Loretta was responsible for financial reporting, budgeting, forecasting and long-range strategic planning as well as operational leadership.  Previously at Nordstrom, Inc., he served as corporate Vice President and Treasurer overseeing treasury, investor relations and corporate development.  Before his 13 years with Nordstrom, Mr. Loretta was Director of Planning and Analysis for Restoration Hardware, Inc. where he developed a companywide budgeting, forecasting and reporting process for the retail stores, catalog direct mail and e-commerce. Following his time at Nordstrom, Loretta launched and operated his own company, Pacific Time, LLC, a unique food and beverage business, from 2014 to 2016.  Loretta earned an MBA from San Diego State University and a B.A. in Business Economics from the University of California, Riverside.

In consideration of Mr. Loretta’s employment with the Company, Mr. Loretta will receive, among other things, the following as described in his offer letter:

•

An annualized base salary of $300,000;

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Eligibility to participate in the Company’s Annual Incentive Plan;

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An award of restricted stock; and

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Eligibility to participate in the Company’s healthcare and other benefit plans and the Company’s relocation policy, as the Company may establish for executive officers from time to time.

As provided in the offer letter, Mr. Loretta is as required to execute a restrictive covenant agreement as a condition to his employment and award of restricted stock.

Since January 1, 2016, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Loretta had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the offer letter and restrictive covenant agreement do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are attached as exhibits to this filing and incorporated herein by reference.

The Company’s press release announcing the hiring of Mr. Loretta is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.	Description
10.1	Offer Letter dated July 14, 2017
10.2	Form of Restrictive Covenant Agreement
99.1	Press Release dated July 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: July 24, 2017	By: /s/ Stephanie Pugliese
Stephanie Pugliese Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter dated July 14, 2017
10.2	Form of Restrictive Covenant Agreement
99.1	Press Release dated July 24, 2017

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